Exhibit 10.2

AMENDMENT TO NOTE PURCHASE AGREEMENT

September 4, 2025

This Amendment to Note Purchase Agreement (this “Amendment”), dated as of the date first set forth above, is entered into by and among BillionToOne, Inc., a Delaware corporation (“Issuer”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and BWCB SA LLC, a Delaware limited liability company (“Purchaser Agent”).

Reference is hereby made to the Note Purchase Agreement, dated as of August 2, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Purchase Agreement”; and as amended pursuant to this Amendment, the “Purchase Agreement”), by and among Issuer, the Purchasers party thereto from time to time and Purchaser Agent. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement. Issuer, the Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the conditions precedent to the Third Purchase Date set forth in Section 3.3 of the Existing Purchase Agreement have been satisfied;

WHEREAS, Issuer has requested to defer the making of any Third Purchase until March 31, 2026, and, without waiving or altering any other previously agreed conditions, requirements, or representations made in any prior agreement between the Parties, the Purchasers have agreed to amend the Existing Purchase Agreement to grant the Issuer’s request, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.	Amendments. Subject to Section 2 of this Amendment, the Existing Purchase Agreement is hereby amended as follows:

1.1	Section 1.1 is hereby amended by adding a new definition of “First Amendment Effective Date”, in appropriate alphabetical order, which reads as follows:

“First Amendment Effective Date” means September 4, 2025.”

1.2	Section 2.1(c) is hereby amended and restated in its entirety as follows:

“(c) Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.3 and 3.5), on the Third Purchase Date, which shall be March 31, 2026 (or such earlier date to which the Purchasers and Issuer may agree), each Purchaser will, severally and not jointly, purchase Notes from Issuer, and Issuer agrees to issue and sell Notes to each Purchaser, in an aggregate principal amount of $30,000,000 in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “Third Purchase”); provided no Third Purchase shall occur or be required if a repurchase of the Notes occurs pursuant to Section 2.2(b) of the Purchase Agreement.”

1.3	A new Section 2.6 is added, which reads as follows:

“2.6 Additional Payment in Lieu of Third Purchase. Issuer shall make a one-time payment of $9,000,000 (the “Third Purchase Payment”) in immediately available funds to the Purchasers in accordance with each Purchaser’s Pro Rata Share upon the earliest to occur of the following, in each case solely to the extent the Third Purchase Date has not first occurred: (i) March 31, 2026 (unless the Third Purchase is consummated on such date), (ii) the occurrence of any Change of Control, (iii) the date that all Obligations are accelerated and become due and payable pursuant to Section 9.1 and (iv) any voluntary repurchase of Notes pursuant to Section 2.2(b). The Third Purchase Payment is fully earned on the First Amendment Effective Date.”

1.4	Section 3.8 is hereby amended by:

1.4.1	adding an additional proviso at the end of the first sentence thereof which reads:

“; provided, further, that with respect to the Third Purchase, Issuer will deliver an executed Purchase Notice 15 Business Days prior to March 31, 2026 (or such earlier Third Purchase Date to which the Purchasers and Issuer may agree pursuant to Section 2.1(c)); provided no notice shall be required to be delivered with respect to the Third Purchase if a notice of repayment of the Notes has been delivered or is being concurrently delivered pursuant to Section 2.2(b) of the Purchase Agreement.”

1.4.2	adding a sentence at the end of such Section which reads:

“On the Third Purchase Date, Issuer shall deliver a duly executed physical Note, substantially in the form attached as Exhibit D hereto, in the principal amount of $30,000,000.00 dated as of such date and issued to the Purchaser.”

2.

Condition Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to Purchaser Agent’s receipt of this Amendment, duly executed by Issuer, Purchaser Agent and the Purchasers as required by Section 13.6(a) of the Purchase Agreement.

3.	Representations and Warranties.

3.1

The execution, delivery and performance by Issuer of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment and the Purchase Agreement constitute Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.2

Each of the representations and warranties in Section 5 of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

3.3	No Event of Default or Default has occurred and is continuing as of the date hereof.

4.	Release of Claims.

4.1

Issuer hereby absolutely and unconditionally releases and forever discharges Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise arising under or with respect to the Note Documents (each, a “Claim” and collectively, the “Claims”), which Issuer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Issuer understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Issuer agrees that no fact, event, circumstance, evidence or Note Document which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

4.2

Issuer hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer pursuant to Section 4.1 above. If Issuer violates the foregoing covenant, Issuer for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.

5.	General.

5.1

Issuer hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Note Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Note Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.

5.2

(i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Event of Default and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.

5.3

Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Purchase Agreement or any other Note Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Note Document.

5.4	This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

5.5

The provisions of Section 10 (Notices), Section 11 (Choice of Law and Venue; Jury Trial Waiver), Section 13.4 (Severability of Provisions), Section 13.6 (Amendments in Writing; Integration) and Section 13.7 (Counterparts; Effectiveness; Electronic Signature) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

ISSUER:

BILLIONTOONE, INC.

By:	/s/ Oguzhan Atay
Name: Oguzhan Atay, PhD
Title: Chief Executive Officer

[Signature Page to Amendment to Note Purchase Agreement]

PURCHASER AGENT:

BWCB SA LLC

By:	/s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LLC

By:	/s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

[Signature Page to Amendment to Note Purchase Agreement]